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                SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.

                             FORM 8-K
                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                         January 22, 1997
         Date of Report (date of earliest event reported)

                           INFINITY, INC.
       Exact Name of Registrant as Specified in its Charter

        Colorado                   0-17204                84-1070066
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation               Number                  Number

                       211 West 14th Street
                      Chanute, Kansas 66720
             Address of Principal Executive Offices,
                        Including Zip Code

                         (316) 431-6200
        Registrant's Telephone Number, Including Area Code
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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

On January 22, 1997, Infinity, Inc. (the "Company") sold 183,334 shares of its Common Stock to two foreign investors pursuant to Regulation S under the Securities Act of 1933, as amended. The sales were made upon the exercise of warrants held by these investors at an exercise price of $.60 per share for an aggregate of $110,000 in cash.

In connection with such sales, the Company complied with the requirements of Rule 903 of Regulation S in that all sales were made in offshore transactions, no directed selling efforts were made in the United States, the Company is a reporting issuer, offering restrictions were implemented, offers and sales were not made to any U.S. persons or for the account or benefit of any U.S. persons, and 40-day restricted periods were implemented.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  June 20, 1997              INFINITY, INC.

                              By /s/ Stanton E. Ross
                                 Stanton E. Ross, President